Exhibit 23.1

BDO Seidman, LLP	2201 E. Camelback Road, Suite 360
Accountants and Consultants	Phoenix, Arizona 85016
Telephone: (602) 956-3400
Fax: (602) 956-3402
Consent of Independent Registered Public Accounting Finn
Zila, Inc.
Phoenix, Arizona
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Pre-Effective Amendment No. 1 to Registration Statement No. 333-139698 on Form S-3 of our report dated October 5, 2006, except as to the effects of discontinued operations of the Nutraceuticals Business Unit in Note 2, which is as of December 22, 2006, relating to the consolidated financial statements of Zila, Inc. (the “Company”) appearing in the Company’s Form 8-K filed on December 28, 2006.
We also hereby consent to the incorporation by reference in the Prospectus constituting a part of this Pre-Effective Amendment No. 1 to Registration Statement No. 333-139698 on Form S-3 of our report dated October 5, 2006 relating to the effectiveness of the Company’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended July 31, 2006 filed on October 10, 2006.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

Phoenix, Arizona
February 26, 2007